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                                  Exhibit 10b

                                                                        ANNEX II

                            JOINT ESCROW INSTRUCTIONS

Dated as of the date of the Securities
Purchase Agreement to
Which These Joint Escrow
Instructions Are Attached

Krieger & Prager, Esqs.
319 Fifth Avenue
New York, New York 10016

Attention:  Samuel M. Krieger, Esq.

Dear Mr. Krieger:

            As escrow agent for both DynaGen, Inc., a Delaware corporation (the "Company"), and the Purchaser (the "Purchaser") of Series C and the Series D Preferred Stock of the Company (the "Series C Preferred Stock" and the "Series D Preferred Stock"), who is named in the Securities Purchase Agreement between the Company and the Purchaser to which a copy of these Joint Escrow Instructions is attached as Annex II (the "Agreement"), you (hereafter the "Escrow Agent") are hereby authorized and directed to hold the documents and funds (together with any interest thereon, the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement in accordance with the following instructions:

            1. The Escrow Agent shall, as promptly as feasible, notify the Company of receipt of the purchase price from the Purchaser, and notify the Purchaser (or such agent as the Purchaser may designate in writing) of receipt of the Series C Preferred Stock and Series D Preferred Stock being purchased for such purchase price. Within not more than two (2) days of receipt of written notice from the Company and the Purchase that the respective conditions precedent to the purchase and sale have been satisfied (which notice shall not be unreasonably withheld), the Escrow Agent shall, after reduction by the amounts referred to in the next succeeding sentence of this paragraph, release the Escrow Funds to or upon the order of the Company, and shall release the Preferred Stock to the Purchaser. After receipt of such notice, a portion of the Escrow Funds shall be released by the Escrow Agent as follows: an amount equal to nine (9%) percent of the purchase price of the Preferred Stock shall be released to Jesup and Lamont, and $5,000 for tranche I and $500 for each additional tranche of the Escrow Funds to the Escrow Agent. If a certificate representing such Preferred Stock is not deposited with the Escrow Agent with ten (10) days after receipt by the Company of notice of receipt by the Escrow Agent of the funds from the
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                         Purchaser, Escrow Agent shall notify the Purchase and
                         Purchaser shall be entitled to cancel the subscription and demand repayment of the funds. If such funds are not deposited with the Escrow Agent within ten (10) days after receipt by the Purchaser of notice of receipt by the Escrow Agent of such stock certificate from the Company, Escrow Agent shall notify the Company and the Company shall be entitled to cancel the subscription and demand return of such stock certificate. If the Company or the Purchaser notifies the Escrow Agent that on the Closing Date or Additional Closing Date (as defined in the Agreement) the conditions precedent to the obligations of the Company or the Purchaser, as the case may be, under the Agreement were not satisfied or waived, then the Escrow Agent shall return the Escrow Funds to the Purchaser and shall return the such stock certificate to the Company. Prior to return of the Escrow Funds to the Purchaser, the Purchaser shall furnish such tax reporting or other information as shall be appropriate for the Escrow Agent to comply with applicable United States law. The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at The Bank of New York.

            2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Purchaser and the Escrow Agent.

            3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, except for fraud, willful misconduct, or gross negligence, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorney-at-law shall be evidence of such good faith.

            4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
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            5.           The Escrow Agent shall not be liable in any respect on
                         account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

            6. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for Purchase (as that term is defined in the Agreement) in connection with the Agreement and may continue to act as legal counsel for Purchaser, from time to time, notwithstanding its duties as Escrow Agent hereunder.

            7. The Escrow Agent's responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Purchaser. In the event of any such resignation, the Purchaser and the Company shall appoint a successor Escrow Agent.

            8. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

            9. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under not duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

            10. The Company and the Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any
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                         such claim, liability, cost or expense to the extent
                         the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from fraud, gross negligence or willful misconduct of the Escrow Agent.

            11. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or three business days after deposit in the United States Postal Service, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:                 DynaGen, Inc.
                         99 Erie Street
                         Cambridge, Massachusetts 02139
                         Telecopier No. (617) 354-3902

                         with a copy to:

                         John M. Hession, Esq.
                         Testa, Hurwitz, Thibeault, LLP
                         High Street Tower
                         125 High Street
                         Boston, Massachusetts 02110
                         Telecopier No. (617) 248-7100

PURCHASER:               At the address set forth on the signature page of the
                         Agreement.

ESCROW AGENT:            Krieger & Prager, Esqs.
                         319 Fifth Avenue
                         New York, New York 10016
                         Telecopier No. (212) 213-2077

            12. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Purchaser have become parties hereto by their execution and delivery of the Agreement, as provided therein.

            13. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without
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                         giving effect to principles governing the conflicts of
                         laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

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            14.            Capitalized terms used herein and not otherwise
                           defined herein shall have the respective meanings provided in the Agreement.

ACCEPTED BY ESCROW AGENT:  DYNAGEN, INC.
KRIEGER & PRAGER

By: /s/ Samuel Kreiger     By: /s/ Dhananjay G. Wadekar